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EXHIBIT 21. SUBSIDIARIES OF THE COMPANY

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                                                                        STATE OF
                   SUBSIDIARY                                         INCORPORATION
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Getty Properties Corp.                                                  Delaware
AOC Transport, Inc.                                                     Delaware
Getty CT Leasing, Inc.                                                  New York
Getty NY Leasing, Inc.                                                  New York
Getty VA Leasing, Inc.                                                  New York
Getty TM Corp.                                                          Maryland
GettyMart Inc.                                                          Delaware
Leemilt's Flatbush Avenue, Inc.                                         New York
Leemilt's Petroleum, Inc.                                               New York
Slattery Group Inc.                                                    New Jersey
Power Test Realty Company Limited Partnership*                          New York
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*ninety-nine percent owned by the Company, representing the limited partner units, and one percent owned by Getty Properties Corp., representing the general partner interest.